Exhibit 99.1

Quanterix Announces Agreement to Acquire UmanDiagnostics, World’s Leading Neurofilament Light (Nf-L) Antibody Supplier

•                  Positions Quanterix to capitalize on significant growth opportunities with Nf-L applications in Alzheimer’s Disease, Multiple Sclerosis, and other neurodegenerative conditions

•                  Provides expected 200 bps of annualized company gross margin improvement, before impact of purchase price accounting, and expected to accelerate cashflow breakeven timing

•                  Strengthens Quanterix’ assay development and supply capabilities

•                  Secures Nf-L antibody supply critical to Quanterix’ industry leading ultrasensitive Simoa Nf-L assays and services

Billerica, Mass. — June 26, 2019 Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis with the goal of advancing the science of precision health, today announced that it has entered into a definitive agreement to acquire privately held UmanDiagnostics AB for $22.5 million, comprised of $16 million in cash plus $6.5 million in Quanterix common stock. Uman is widely recognized to possess the leading antibodies available today to measure neurofilament light (Nf-L) and has become the provider of choice for biopharmaceutical and diagnostic applications.

Uman, based in Umeå, Sweden, supplies Nf-L antibodies and ELISA kits, which are widely recognized by researchers and biopharmaceutical and diagnostics companies world-wide as the premier solution for the detection of Nf-L to advance the development of therapeutics and diagnostics for neurodegenerative conditions. Nf-L has seen a dramatic growth in the last three years since Quanterix developed the first assay using Uman’s antibodies that could reliably measure Nf-L in blood.  This innovation allowed research, previously limited primarily to cerebrospinal fluid (CSF), to expand significantly and has led many of the world’s foremost neurology researchers and clinicians to conclude that Nf-L may be the most clinically relevant brain biomarker available today.  Nf-L has demonstrated utility in the diagnosis, prognosis, and monitoring of a wide range of conditions including Alzheimer’s Disease, Multiple Sclerosis, Parkinson’s Disease, traumatic brain injury (TBI), ALS, Huntington’s Disease, and others.

“We believe that the ability to measure Nf-L in blood is one of the most significant advances in diagnosis and monitoring of a wide range of neurodegenerative conditions and has the potential to dramatically improve the lives of people suffering from some of the most debilitating diseases impacting society,” said Kevin Hrusovsky, Chief Executive Officer, President and Chairman of Quanterix. “Uman has developed a highly specific antibody pair that has exquisite affinity for the precise epitopes of the clinically relevant Nf-L in blood and CSF. When their innovation is combined with the exquisite sensitivity of our Simoa technology it yields a disruption, enabling Nf-L to be measured with high precision in less invasive samples than CSF, such as blood. The acquisition of Uman will allow Quanterix to better support growing research with Nf-L and ultimately has the potential to accelerate the availability of diagnostic tests, while delivering significant strategic and financial value to Quanterix.”

Niklas Norgren, President and CEO of Uman, said, “Quanterix has been one of our strongest partners for several years now and its Simoa technology holds the greatest promise for truly unlocking the value of Nf-L. We are proud that our focus on Nf-L has made possible such promising discoveries in neurodegeneration and greatly look forward to further advancing the field as part of Quanterix. We are compelled by Quanterix’ vision, mission, and strategy for disrupting the field of neurodegeneration research and diagnostics and are confident in the management team’s ability to continue its superb execution against this substantial opportunity.”

Strategic and Financial Benefits of the Transaction

•                  Financial Benefits: Savings realized from the cost of Nf-L antibodies will deliver an estimated 200 bps, before impact of purchase price accounting, in gross margin to Quanterix (annualized) and are expected to accelerate the company’s cash flow crossover timing by one to two quarters. Uman’s revenues from sales of Nf-L antibodies to other customers and from ELISA kits are not expected to be material to Quanterix, though future applications of Nf-L have the potential to provide significant revenue growth opportunities.

•                  Securing Antibody Supply: The transaction secures a long-term source of supply for a critical technology. More than 25% of Quanterix’ total revenues rely on Nf-L as a component. Over the last decade, numerous companies have tried to develop competing Nf-L antibodies to those which Uman offers with very limited success. The acquisition will ensure Quanterix can continue to supply researchers globally with the “best-in-class” Simoa Nf-L assays, while continuing to innovate new digital biomarkers to advance the field of research in diagnostics for neurology disorders.

•                  Strategic Value in Future Clinical Opportunities:  Serum Nf-L (sNf-L) is currently in 46 active key clinical trials, 16 of which are major industry sponsored trials, and has significant potential as a clinical test for diagnosis, prognosis, and monitoring of major neurodegenerative conditions. In aggregate, these diagnostic opportunities represent an estimated total available market of >$10B. With the acquisition, Quanterix will be poised to capitalize on these opportunities, either in partnership with leading diagnostic and biopharmaceutical companies or on its own.

•                  Reinforcing Quanterix Nf-L Strength:  Nf-L has rapidly become a major catalyst for Quanterix’ growth and continues to offer significant future growth potential. Publications citing the Simoa Nf-L assay have skyrocketed since the assay was launched in 2016 and totaled 58 as of the end of 2018. Quanterix also supported a 17-site multi-center study last year and demonstrated a very high level of specificity, sensitivity, and reproducibility with its Simoa HD-1 Analyzer running the Nf-L assay on the same samples in each site achieving CVs <10%. Quanterix has been invited twice in the last year by the FDA to present the latest on Nf-L research, demonstrating the appeal and promise of Nf-L as a better biomarker for clinical trials, as well as companion and complementary diagnostics. Large scale studies are already planned for 2019 to determine baseline values for patients across a broad range of ages, which will help further elucidate how Nf-L measurements can potentially one day become the “cholesterol test of the brain,” allowing individuals to know their Nf-L baseline and track their brain health minimally invasively and cost effectively. The annual Powering Precision Health Summit in Amsterdam recently focused largely on the promise of blood-based Nf-L tests for several major categories of neurodegenerative conditions, drawing some of the leading neurology clinicians and researchers from Europe and beyond.  With the acquisition of Uman, Quanterix will be poised to capitalize on the growth fueled by the momentum in Nf-L as a tremendously promising brain biomarker.

•                  Antibody Development Capability:  Uman has demonstrated the ability to innovate antibody development for one of the industry’s most challenging proteins, and brings antibody development, scale-up, and commercialization expertise, which can be further leveraged to build out additional antibody development capabilities at Quanterix.

Conference Call

Company management will be hosting a conference call to discuss the acquisition on Wednesday, June 26, at 5:00 p.m., EDT. To access this call, dial (833) 686-9351 for domestic callers, or (612) 979-9890 for international callers. Please reference the following conference ID: 6483495.

A live webcast will be accessible on the Investors section of Quanterix’ website: http://www.quanterix.com. The webcast will be available on the Company’s website for one year following completion of the call.

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional Information, please visit: https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts

Julien Bradley

Quanterix

617-301-9449

jbradley@quanterix.com

###